UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report
(Date of Earliest Event Reported):
November 18, 2015

New Jersey	Commission File Number	21-0419870
State of Incorporation	1-3822	I.R.S. Employer Identification No.
One Campbell Place
Camden, New Jersey 08103-1799
Principal Executive Offices
Telephone Number: (856) 342-4800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On November 19, 2015, the Board of Directors of Campbell Soup Company (“Campbell”) approved an amendment to Article II, Section 1 of Campbell’s By-Laws, effective November 19, 2015, to change the size of the Board from 14 to 12 directors. A copy of the By-Laws, as amended, is filed as Exhibit 3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07 – Submission of Matters to a Vote of Security Holders
Campbell held its Annual Meeting of Shareholders on November 18, 2015. The final results of voting with respect to each matter are set forth below.
1. Election of Directors

Director	For	Against	Abstain	Broker Non-Votes
Bennett Dorrance	247,276,525	1,886,914	576,280	22,230,673
Randall W. Larrimore	247,365,685	1,892,156	481,878	22,230,673
Marc B. Lautenbach	247,824,355	1,436,718	478,646	22,230,673
Mary Alice D. Malone	247,301,543	1,845,868	592,308	22,230,673
Sara Mathew	247,362,517	1,888,675	488,527	22,230,673
Denise M. Morrison	247,811,115	1,435,433	493,171	22,230,673
Charles R. Perrin	247,219,743	2,041,282	478,694	22,230,673
A. Barry Rand	247,238,845	2,006,930	493,944	22,230,673
Nick Shreiber	248,196,035	1,063,648	480,036	22,230,673
Tracey T. Travis	248,396,959	833,249	509,511	22,230,673
Archbold D. van Beuren	248,155,434	1,070,501	513,784	22,230,673
Les C. Vinney	247,503,579	1,734,647	501,493	22,230,673

2. Ratification of Appointment of Independent Registered Public Accounting Firm for Fiscal 2016

For	Against	Abstain
270,196,183	1,219,109	555,100
There were no broker non-votes for this proposal.

3. Advisory Vote on Executive Compensation

For	Against	Abstain	Broker Non-Votes
244,393,874	4,124,845	1,221,000	22,230,673

4. Approval of Campbell Soup Company 2015 Long-Term Incentive Plan

For	Against	Abstain	Broker Non-Votes
240,528,481	8,389,471	821,767	22,230,673

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits

3    By-Laws of the Registrant, effective November 19, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPBELL SOUP COMPANY
(Registrant)

Date: November 20, 2015
	By:	/s/ Kathleen M. Gibson
Kathleen M. Gibson
Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit No.

3	By-Laws of the Registrant, effective November 19, 2015.